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                               EXHIBIT (5)(g)


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                              NORTH AMERICAN FUNDS
                             SUBADVISORY AGREEMENT

        AGREEMENT made this_______day of_____________, 199__, between NASL Financial Services, Inc., a Massachusetts corporation ("NASL Financial" or the "Adviser"), and Fred Alger Management Inc., a ________ Corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.      APPOINTMENT OF SUBADVISER

        The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of North American Funds (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.      SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a.      Subject  always to the direction and control of the  Trustees of the Trust, the Subadviser will manage the investments and
        determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended.
        In  fulfilling  its  obligations  to  manage   the investments   and
        reinvestments  of  the   assets   of   the Portfolios, the Subadviser
        will:

        i.     obtain    and   evaluate   pertinent   economic,
               statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

        ii.    formulate  and  implement a continuous  investment program
               for  each  Portfolio  consistent   with   the investment
               objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

        iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

        iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

        v.     provide   determinations,  in   accordance   with procedures
               and methods established by the Trustees of the Trust, of the fair value of securities held by the Portfolios for which market
               quotations are not  readily available   for  purposes  of
               enabling   the   Trust's Custodian to calculate net asset value.

b.      The  Subadviser, at its expense, will furnish (i)  all
        neces sary   investment   and   management  facilities,   including
        salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c.      The  Subadviser  will  select brokers and  dealers
        including Fred  Alger  &  Company, Incorporated, an  affiliate  of  the
        Subadviser,  to  effect  all  transactions  subject  to   the following
        conditions: The Subadviser will place  all  orders with   brokers,
        dealers,  or  issuers,  and  will  negotiate brokerage  commissions  if
        applicable.   The  Subadviser  is directed   at   all  times  to  seek
        to  execute   brokerage transactions  for  the  Portfolios in
        accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement
        as amended.   The  Subadviser  may  pay  a  broker-dealer  which
        provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have
        been   charged  by  another  broker-dealer,   if   the


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        Subadviser  determines that the higher spread  or  commission is  reasonable in relation to the value of the brokerage  and research
        services that such broker-dealer  provides,  viewed in   terms  of
        either  the  particular  transaction  or  the Subadviser's   overall
        responsibilities  with   respect   to accounts managed by the
        Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an invest ment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

3.      COMPENSATION OF SUBADVISER

        The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agree ment.

4.      LIABILITY OF SUBADVISER

        Neither the Subadviser nor any of its partners or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any error of judgment made in the good faith exercise of the Subadviser's investment discretion in connection with selecting Portfolio investments except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Subadviser or any of its partners or employees; and neither the Subadviser nor any of its partners or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any other matters to which this Agreement relates (i.e., those other matters specified in Sections 2 and 8 of this Agreement), except for losses resulting from willful mis feasance, bad faith, or negligence in the performance of, or from disregard of, the duties of the Subadviser or any of its partners or employees.

5.  SUPPLEMENTAL ARRANGEMENTS

        The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser.

6.  CONFLICTS OF INTEREST

        It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as  trustees, officers, partners or  otherwise;  that directors, officers,
agents and partners of the Subadviser are or may   be   interested   in  the
Trust  as  trustees,   officers, shareholders or otherwise; that the Subadviser
may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Certificate of Incorporation of the Subadviser, respectively, or by specific provision of applicable law.

7.  REGULATION

        The  Subadviser  shall  submit  to  all  regulatory  and  ad
ministrative   bodies  having  jurisdiction  over  the   services provided
pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.  DURATION AND TERMINATION OF AGREEMENT

        This Agreement shall become effective with respect to each Portfolio on the later of its execution, the effective date of the registration statement of the Portfolio and the date of the meeting of the shareholders of the Portfolio, at which meeting this Agreement is approved by the vote of a majority of the out standing voting securities (as defined in the

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Investment Company Act) of the Portfolio.  The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least an nually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be ap proved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its con tinuance may not have been approved by a majority of the out standing voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

        If the shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of any contract with the
Subadviser or a  dif ferent   adviser  or  subadviser  or  other  definitive
action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

        This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the
Ad viser  or  Subadviser on sixty days' written notice to the  Trust and  the
other  party.   This agreement will  automatically  ter minate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

9.  PROVISION OF CERTAIN INFORMATION BY SUBADVISER

        The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment ad viser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c.      the  managing general partner or controlling partner
        of  the Subadviser   or  the  portfolio  manager  of  any   Portfolio
        changes.

10. SERVICES TO OTHERS

        The Adviser understands, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or subadviser to other investment companies. The Adviser has no objection to the Subadviser acting in such capacities, provdied that whenever the Portfolios and one or more other investment advisory clients of the Subadviser
have available   funds  for  investment,  investments   suitable   and
appropriate for each will be allocated in a manner believed by the Subadviser to be equitable to each. The Adviser recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely
affect the size of the position that the   participating  Portfolio(s)  may
obtain in a particular security. In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Subadviser to assist in the Subadviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Subadviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

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11.     AMENDMENTS TO THE AGREEMENT

        This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios af fected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the pur pose of voting on such approval. The required shareholder ap proval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.     ENTIRE AGREEMENT

        This Agreement contains the entire understanding and agree ment of the parties.

13.     HEADINGS

        The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14. NOTICES

        All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.     SEVERABILITY

        Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been con tained herein.

16.     GOVERNING LAW

        The provisions of this Agreement shall be construed and in terpreted in accordance with the laws of The Commonwealth of Mas sachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, con flict with applicable provisions of the Investment Company Act, the latter shall control.

17.     LIMITATION OF LIABILITY

        The Amended and Restated Agreement and Declaration of Trust dated February 18, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "North American Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall
resort  be  had  to  their  private  property,  for   the satisfaction of any
obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.

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        IN  WITNESS  WHEREOF, the parties hereto  have  caused  this Agreement to be executed under seal by their duly authorized of ficers as of the date first mentioned above.


[SEAL]                        NASL Financial Services, Inc.


                              by:  _____________________________
                                   William  J. Atherton
                                   President


[SEAL]                        Fred Alger Management, Inc.


                              by:  _____________________________


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                                 APPENDIX A
                                 ----------

        The Subadviser shall serve as investment subadviser for the following portfolio of the Trust. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio at an annual rate as follows (the "Subadviser Percent age Fee"):

        Small/Mid Cap Fund: .___% of the first $50,000,000, ..__% between $50,000,000 and $200,000,000, .___% between
        $200,000,000  and $500,000,000 and .___% on the  excess  over
        $500,000,000 of the current value of the net assets of the Portfolio;

        The Subadviser Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee ac cruals shall be paid monthly to the Subadviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in ac cordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

        If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effec tive date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

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